UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2007

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 22, 2007, Emisphere Technologies, Inc. (the "Company") announced the appointment of Paul Lubetkin to the position of Vice President and General Counsel. A copy of the press release announcing Mr. Lubetkin's appointment is attached as exhibit 99.1 hereto and is incorporated by reference herein.

On August 22, 2007, the Company completed the sale of 2.0 million shares of common stock and warrants to purchase 0.4 million shares of common stock, at a purchase price of $3.785 per unit. The five-year warrants will be exercisable at any time after the six month anniversary of issuance at an exercise price of $3.948 per share. The securities in this transaction were offered by Emisphere pursuant to an effective shelf registration statement and a registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1- Press release of Emisphere Technologies, Inc. dated August 22, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

August 22, 2007	By:	Michael V. Novinski

Name: Michael V. Novinski
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Emisphere Technologies, Inc., dated August 22, 2007